Form C

Cover Page

Name of issuer:

Black Momma Tea and Cafe, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 8/23/2017

Physical address of issuer:

1488 Deer Park Avenue
suite #382
N.Babylon NY 11703

Website of issuer:

http://www.blackmommateas.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

10,000

Price:

$5.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $5.00.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

6/15/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$873.00	$0.00
Cash & Cash Equivalents:	$873.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,724.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Black Momma Tea and Cafe, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sheila Copeland	VP of Military Sales and Licensing Compliance	Black Momma Tea & Cafe	2017
Vanessa Braxton	CEO/President	Black Momma Tea & Cafe, Inc	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Darryl McCoy II	Vice President	2017
Darryl McCoy II	of Advertising and Marketing Technologies	2017
George Tootle	Vice President	2017
George Tootle	VP of National Sales and Marketing Rep	2017
Sheila Copeland	Vice President of Government and Licensing Organization	2017
Vanessa Braxton	CEO	2017
Vanessa Braxton	President	2017
Vanessa Braxton	Secretary and CFO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Vanessa Braxton	3000000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the other information included in this offering circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

If our brand does not achieve more widespread consumer acceptance, our growth may be limited.

Our brand is early in its growth cycle and has not yet achieved extensive brand recognition. Accordingly, if consumers do not accept our brand, we will not be able to penetrate our markets and our growth may be limited.

Lack of Operating History and Risks of Operation.

We are a new company (commencing operations in 2017). We have not yet commenced significant business operations. We are therefore, subject to all of the risks inherent in any new business enterprise. There can be no assurance that we or our franchisees will be successful in operating our cafes, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

Delays in Opening our Cafes.

The proceeds of this Offering will be used, in part, to build out and open one or more cafes. Our revenues will arise primarily from the operation of the cafes and franchise fees. We do not anticipate receiving any income until our first cafes are complete and our initial franchisees have executed franchise agreements. Therefore, anything that delays the opening of the cafes or the on boarding of franchisees, will adversely effect our profitability.

Labor shortages, an increase in labor costs, or an inability to attract employees could harm our business.

Our employees and our ability to deliver an enjoyable cafe experience to our customers will be essential to our operations. If we are unable to attract and retain enough qualified restaurant personnel at a reasonable cost, and if they do not deliver an enjoyable customer experience, our results may be negatively affected. Additionally, competition for qualified employees could require us to pay higher wages, which could result in higher labor costs.

Disruptions in our supply chain or increases in ingredient, product and other supply costs could adversely affect our profitability and operating results.

Our cafes will be dependent on frequent deliveries of ingredients and other products. We believe we shall have adequate sources of supplies for our ingredients and products to support our cafe operations, however, there are many factors which could cause shortages or interruptions in the supply of our ingredients and products, including weather, unanticipated demand, labor, production or distribution problems, quality issues and cost. Some of these factors are beyond our control, and could have an adverse effect on our business and results of operations.

Our failure or inability to protect our brand, trademarks or other proprietary rights could adversely affect our business and competitive position.

We believe that our brand, intellectual property and our confidential and proprietary information will be very important to our business and our competitive position. The brand “Black Momma Tea & Cafe”, along with trade secrets, confidential and proprietary information and other intellectual property rights are key components of our operating and marketing strategies. Unauthorized usage or imitation by others could harm our image, brand or competitive position and, if we commence litigation to enforce our rights, cause us to incur significant legal fees. In addition, actions by other parties claiming that we are infringing on their intellectual property rights could also cause us to incur significant legal fees and divert management’s attention from the operation of our cafes.

The cafe business is highly competitive. Although we believe we have a strong brand and will have strategic locations, there are many existing tea and coffee houses. We face competition from established companies such as Coffee Bean & Tea Leaf , as well as coffee houses such as Starbucks and Diedrich Coffee. Many of our competitors have substantially greater financial and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than us. As a result, these competitors may be able to devote greater resources to marketing and sales than us. There can be no assurance that we will compete successfully with such competitors.

Our Success Is Highly Dependent On Our Current Management.

Our success depends in significant part on the continued services of our current management team. Our success also depends in significant part on our ability to attract and retain additional management and other personnel. The inability to attract and retain such key personnel, or losing one or more of our existing management team, would seriously impair our ability to, or could cause us to fail to, successfully implement our business plan. This would have a material adverse effect on our business, results of operations and financial condition and the investors could lose their investment.

Risks of Borrowing.

We may have to seek loans from financial institutions or other Individuals in the future. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility, and may require us to provide a security interest in our assets.

Limited Transferability and Liquidity.

Certain conditions imposed by the Securities Act must be satisfied prior to any sale, transfer, conversion or other disposition of our common stock. No public market exists for our common stock and no market is expected to develop.

Projections: Forward Looking Information.

Any projections regarding our anticipated financial performance are hypothetical and are based on management’s best estimate of the probable results of our operations, and have not been reviewed by our independent accountants. Such projections are based on several assumptions which management believes are reasonable. Some assumptions invariably will not materialize due to unanticipated events and circumstances beyond management’s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. The projected results cannot be guaranteed.

Dilution

You should understand the potential for dilution. Each investor's stake in us, could be diluted due to our issuing additional shares. In other words, if we issue more shares, the percentage of the Company that you own will decrease, even though our value may increase. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round or angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible notes, preferred shares or warrants) into stock.

If we decide to issue more shares, you could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (although this typically occurs only if we offer dividends, and most early stage companies are unlikely to offer dividends, referring to invest any earnings into the Company).

The type of dilution that hurts early-stage investors mostly occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings.
If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it is important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share

The Investor hereby appoints the CEO of the Company (the "CEO"), or his or her successor, as the Investor's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to, consistent with this instrument and on behalf of the Investor, (i) vote all Securities, (ii) give and receive notices and communications, (iii) execute any instrument or document that the CEO determines is necessary or appropriate in the exercise of its authority under this instrument, and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing, including, but not limited to, signing all documents, and taking any and all actions, determined by the Company's officers and directors, in good faith, to be advisable to transfer any shares held by the Investor into a special purpose vehicle or other entity designed to aggregate the interests of holders of the Shares pursuant to Section 11 of this Agreement.

George Tootle is part-time and this could have a negative impact on our ability to execute our business plan.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: The funds will be used to complete the registration of Franchise DD in the remaining states in the US. In addition, create Black Momma Tea and Cafe mobile and website for an immediate presence to sell products online until the first Flagship store is built. In addition, procure products for sale, marketing and marketing channels to acquire more customers.

If we raise: **$300,000**

Use of Proceeds: Location 1: Lease and Build out 3500 sq. ft Location across the street from a University consisting of 9600 students. Hiring staff, working capital and securing vendors for sale of products. Market sample products (non-alcohol) on Campus.

If we raise: **$1,070,000**

Use of Proceeds: Location 2: Acquire stand alone Location and build out an independent stand alone drive thru. Complete Architectural and Engineering, Construction Permits Hiring staff for construction oversight and post construction staff for store operations, working capital and securing vendors for sale of products. Marketing and community out reach. In addition, Bridge financing for Future REG A plus IPO offering.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The foregoing is a summary of the terms of the offering of common stock of Black Momma Tea & Cafe, Inc. (the "**Company**") pursuant to Regulation CF of the Securities Act (the "**Offering**"):

Size of Offering: $1,070,000.

Securities Offered: 214,000 shares of the Company's common stock (the "**Common Stock**").

Price Per Share: $5.00.

Minimum Subscription: 10,000 shares of Common Stock ($50,000).

Voting Proxy: The purchasers of shares of Common Stock in this Offering shall grant the Company's CEO a voting proxy to vote all of their shares of Common Stock.

Buy Out Right: The Company may, at any time after the closing of the Offering, and in connection with a bona fide institutional financing, repurchase the Common Stock from the subscribers in the Offering, by delivering the undersigned written notice of such repurchase along with payment for the Common Stock. The payment for the Common Stock shall be based on the valuation of the Company in such institutional financing.

Form CF, Subscription Agreement and Risk Factors: The purchase of the Common Stock involves a high degree of risk. Prior to participating in the Offering, prospective investors should carefully review the Form CF Offering Circular, including, but not limited to, the Risk Factors described therein, and the Subscription Agreement provided in connection therewith.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	3,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

In the future we may issue shares of preferred stock in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of our common stock.

For example, the holders of preferred stock are typically granted a preference upon a liquidation, dissolution or winding up, our a sale of the company, which would mean they would be entitled to receive certain distributions before any payments to the holders of common stock. As another example, the holders of preferred stock are often granted the right to receive a certain amount of dividends before the payment of any dividends to the holders of common stock. Sometimes, the holders of preferred stock are granted anti-dilution rights, which means that if we issue future securities at below the price such investors pay for their shares of preferred stock, such holders would be entitled to the issuance of additional shares of common stock, through a reduction in the effective conversion price for such preferred stock, which would result in additional dilution to the holders of common stock, through an additional decrease in the holder's relative percentage ownership of us.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Black Momma Teas and Cafe will sell affiliated brands owned by B4MC Group like vodka, agave and tea at a discounted price. Vanessa Braxton is a principle shareholder in both entities and will benefit from the relationship.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Starbucks of the Tea Industry. We are purveyors of Teas from different countries. We source directly from the Plantation, so there's no middle man! Black Momma Tea & Cafe is the benefactor of products already manufactured in the US and sold to over 27K customers. Its the Physical extension of the existing Brands, Black Momma Vodka, Black Momma Tea, Black Momma Agave, Black Momma Mixers which are Organic, Vegan, Kosher, and Gluten-Free. We are building Two locations in NY to jump-start the expansion.

The build-out of the 2 Flagship Corporate stores in NY will possess the Black Momma Brands and other small Food and Beverage US manufacturers who meet our mission of products that are Bio-degradable, Organic, Kosher, Gluten Free and Non-GMO. One location will be the footprint of a 3500 sq. ft. inline store, the other location is the footprint of a stand-alone building with a drive-thru. Build out with the intention of Franchising. We already have interest from our existing customers who want to become franchisees. This will create jobs, new small businesses and expand small manufacturers. Franchise Fees will generate income and expand Black Momma Tea & Cafe visibility nationwide.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future if any.

B4MC Group is another company wholly owned by Black Momma Tea and Cafe founder Vanessa. Black Momma Tea and Cafe will purchase inventory from B4MC using cost-plus pricing with a margin of between 15% - 21% for the next 2 years, after which that may evolve.

B4MC also did online and multichannel sales of ~ $2.5 million in 2016. In January 2018 Vanessa will transfer ownership of the website and multichannel sales distribution from B4MC to Black Momma Tea and Cafe. Moving forward all revenues previously realized by B4MC through those channels will accrue to Black Momma Tea and Cafe.

Milestones

Black Momma Tea and Cafe, Inc was incorporated in the State of Delaware in August 2017.

Since then, we have:

- Designing & Opening two new cafe locations in New York - construction underway. Two storefronts in Prime location near major highway and shopping destinations like Costco, Walmart, Target, theme park, and schools.
- Signed Letter of Intent for Location 1: 2263 Broadhollow Rd. across the street from 9,600 College Student Campus.
- Registered as a Federal Government Contractor in order to Facilitate Licensed Black Momma Tea & Cafe locations on Military Bases.
- Applied as a Vendor and Minority Women-Owned Business for NY State OGS Food, Retail Contract which supplies NY State Schools, Hospitals, and Agencies.
- Testing at the Radisson Hotel to carry Black Momma Tea & Cafe products in their Pronto Cafes. Potential to Licensee
- Interviewing and securing vendors for products and services
- Partnering with IKEA for furniture and cabinetry design for both Locations
- Transferring Website and creating a mobile app for online sales as well as for multi-channel platforms like Amazon, Ruku etc

Preparing Preliminary Architectural and Engineering Conceptual Drawings. Selecting Furniture and preparing equipment specifications sheets for construction

Applied for LTD in the UK as well as Trademarks in Europe

Historical Results of Operations

Our company was organized in August 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended October 27, 2017, the Company had revenues of $0.
- *Assets.* As of October 27, 2017, the Company had total assets of $873, including $873 in cash.
- *Net Loss.* The Company has had net losses of $1,724 for the fiscal year ended October 27, 2017.
- The Company's liabilities totaled $0 for the fiscal year ended October 27, 2017

Liquidity & Capital Resources

We will build out the 2 selected locations located in NY as Flagship Corporate Stores. Location 1 is 3500 sq ft. Letter of Intent to Lease signed, build out shall begin January 2018, Targeted date of May 2018 completion. Since we extended the close date, we are extending the anticipated build-out for the summer of 2018 and anticipate opening in the Fall of 2018.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Black Momma Tea and Cafe, Inc cash in hand is $26,468, as of November 2017. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 12 months.

Profit and loss estimates are only projections and are subject to significant deviation. Please also refer to “Risk Factors” in response to Question 8, which should inform and qualify the below projections.

We do not have alternate sources of funding at this point. We will adjust expenses over the next 12 months according to how much capital we have raised. $50,000 will be spent over 12 months to establish our online presence. If we raise $300,000+ we will spend the extra $250,000 over twelve months to build out the space and provide enough runway for 12 months of operations.

After buildout and opening, our expenses will remain consistent with historical trends within the hospitality/food & beverage industry with the addition of paying for a local marketing, advertising and National Sales and PR Firm for Sales to Potential Franchisees. We expect each new location to spend approximately $20,000 / month after build out.

Securing the lease and building out the first location will require at least $175,000 in capital. Therefore the Reg CF campaign will not close unless Black Momma Tea and Cafe is able to secure at least $175,000 from sources including the campaign, other outside investors, founder funds, etc.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.blackmommateas.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Black Momma Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Darryl McCoy II
George Tootle
Sheila Copeland
Vanessa Braxton

Appendix E: Supporting Documents

INVEST IN BLACK MOMMA TEA & CAFE, INC

The Starbucks of the Tea Industry!

> *We are purveyors of teas from different countries. We source directly from the plantation, so there's no middleman. Black Momma Tea & Cafe is the physical extension of our existing brands: Black Momma Vodka, Black Momma Tea, Black Momma Agave, and Black Momma Mixers, which currently have 26,000 total customers and totaled $2.5 million in online sales last year. We're building two locations in N.Y. to create physical extensions of our e-commerce business and to jump-start our expansion.*

Vanessa Braxton
CEO & PRESIDENT, BLACK MOMMA TEA & CAFE, INC


FOLLOW US FOR UPDATES
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8 UPDATES
274 FOLLOWERS
OMMA TEA & CAFE
366
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$346,330
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INVEST
raised of $50K-$1.07M goal
by Wefunder Portal LLC

Priced Round

$15M pre-money valuation | **$5.00**/share

If you invest, you're betting Black Momma Tea & Cafe, Inc will be worth more than $15M in the future.

INVESTOR PERKS

$500+ Basket of Samples of Black Momma Brands products which will be available in Black Momma Tea and Cafes

$5,000+ 1 Autographed bottle of Black Momma Vodka, signed by Vanessa Braxton. Special Edition

$10,000+ 2 invites to Launch and Opening Event for Black Momma Tea and Cafe Location in NY. In addition an Autographed Black Momma Vodka Special Edition 2019 release.

$25,000+ 2 VIP Invites to Listing and Private Launch Party at an exclusive secret location in NY with the CEO and special celebrity guest. In addition a autographed reserved Bottle of Black Momma Vodka (unreleased) 90 proof

OUR AMBITION

In five years, we hope to have 500 Black Momma Tea & Cafes that will consist of corporate stores, franchises, and licensed units. In addition, we are striving to be listed on a major exchange in the future which will allow for further expansion globally. This growth will create jobs, collaboration with new small businesses and help expand small manufacturers within the Food & Beverage industry.

KEY FACTS

- Designing & opening two new cafe locations in prime New York locations - construction underway.
- Existing Black Momma brand products currently have 26,000 customers and totaled $2.5 million in online sales last year.
- Our founder, Vanessa Braxton, is a retired structural engineer with experience managing an annual $350 million contracts and construction budget. With over 20 years of experience in engineering and construction, she became the first African American woman to build a Burger King in New York 22 years ago.
- Signed Letter of Intent for Location 1: 2263 Broadhollow Rd. across the street from 9600 Student Campus.
- Registered as a Federal Government Contractor in order to facilitate licensed locations on military bases.
- Testing at the Radisson Hotel, a potential licensee, to carry Black Momma Tea & Cafe products in their Pronto Cafes. There are 990 Radisson Hotels worldwide.
- Applied as a vendor and Minority Women-Owned Business for NY State OGS Food, a retail contract which supplies NY state schools, hospitals, and agencies.

DOCUMENTS

- HSN_TEST_2017.jpg
- Radisson_BMTC_Test.jpg
- tea-infographic_Stats_pge_1.jpg
- tea-infographic_Stats_pge_2.jpg
- tea-infographic_Stats_pge_3.jpg

blackmommateas.com *from N.Babylon NY* FOOD

Why I Like Black Momma Tea & Cafe, Inc

> *I have died and gone to Black Momma heaven! I mean I love cinnamon and I knew I would love this cinnamon agave, but my goodness -- it's not just the combination, it's the agave itself that tastes amazing. I've had many other agaves and this one is just so smooth. I had to stop myself from drinking it with a spoon. It's like crack! So good.*

Lori Barzvi
BLACK MOMMA CUSTOMER

THE BUZZ ABOUT BLACK MOMMA TEA & CAFE, INC

I was fortunate enough to sit next to the founder on a plane. So no, I don't know her. But after listening to her talk about it, I had to try some because it sounded amazing... and it is!! I've used it in a variety of ways for cooking, and my friends have also asked "What's that?" because it elevates whatever you're eating! I'm a new devoted fan! Healthier than sugar for sweetening. Pure ingredients. Bonus: she's one of the nicest people I've ever met. Makes sense she's created such a wonderful product.

Amazon Reviewer

Black Momma Agave Customer

Working Women's Committee Works

The Working Women's Committee met on June 27th, 28th, and 29th in Islandia, New York, the Conference was hosted by Local 252, TWU Rail Division, and was attended by our Local 505 representative Leona Taylor. Committee Chair, Gwen York, called the

June 27, 2017 @ local505.twuatd.org

CEO & President of Black Momma Brands Discussed Path to Entrepreneurship with SUNY Students

Vanessa Braxton reflects on building the first African-American owned and operated vodka brand, product expansion, and staying connected to her home state of New York Brentwood, NY - On April 19, Vanessa Braxton, CEO and president of Black

May 17, 2017 @ military-technologies.net

Santa Clarita Valley's Own Vanessa Braxton and Her Line of Black Momma Vodkas

I think I first met Vanessa Braxton at one of the two Santa Clarita Valley Wine Fests, undoubtedly one of the big players organizer Joel Fisher recruited from his uber popular LA Wine Fest. At the time Vanessa had a uniquely named vodka, Black

December 30, 2016 @ evewine101.com

Flavors of the Gaslamp | Pro Player Foundation

Past Flavors of the Gaslamp events have featured tasting stations from the some of the Gaslamp's award winning restaurants.

June 15, 2016 @ proplayerfoundation.org

Vanessa Braxton Honored by Suffolk County Supervisor

A Dix Hills woman was honored by Suffolk County at an event that recognized women business owners last month. Vanessa Braxton, owner of Black Momma Vodka, was one of the women honored who has shown a commitment to improving her

April 7, 2015 @ patch.com

Black Momma Vodka to Show the Market 'Who's Your Daddy'

You've heard that Secret deodorant is strong enough for a man, but made for a woman? Well, after that woman freshens up her underarms and heads out for an evening on the town, Vanessa Braxton hopes she'll be drinking Black Momma Vodka.

January 21, 2015 @ beveragejournalinc.com

Black Momma Vodka Sponsors Local Jack & Jill of America Chapter's All-White Affair for Charity

August 29, 2014 @ blackmommavodka.com

Vanessa Braxton Thinks Global with Black Momma Vodka

With roots that were four years in the making, the game has changed in the spirit industry since the release of Black Momma Vodka , an ultra premium vodka developed and created by Vanessa Braxton. Launched in 2013, the brand has quickly become a

August 29, 2014 @ cuisinenoirmag.com

Meet Woman in Business Vanessa Braxton, CEO of Black Momma Vodka - WE magazine for women

Meet Vanessa Braxton President/CEO Black Momma Vodka - This Woman Means Business! Tell us about your business. I'm the president and CEO of the brand Black Momma Vodka. It's a handcrafted, gluten-free vodka, distilled 5 times and filtered 5

June 1, 2014 @ wemagazineforwomen.com

Black Momma Vodka

Vanessa Braxton is the creator of Black Momma Vodka, making her the first African American woman to operate a nationally distributed vodka. Since receiving her license one year ago in April 2013, the vodka label has spread to 32 states in one year

April 14, 2014 @ ireport.cnn.com

Black Momma Vodka Sponsor Strokes 4 Hope Charity

Black Momma Vodka was a sponsor at the Strokes 4 Hope Charity Golf Tournament along with Allstate, Hertz and others to raise funding for Breast Cancer Treatment.

October 27, 2013 @ facebook.com

Black Momma Vodka is now available at Albertsons in Valencia

VALENCIA, Calif. - Sept. 11, 2013 - -- CEO & Founder of The B4MC Group Vanessa Braxton announced today that Albertsons is carrying Black Momma Vodka at its Valencia location on The Old Road. "The B4MC Group is pleased to be a part of the

September 11, 2013 @ prlog.org

Black Momma Vodka closes product placement deal with Dream Factory Entertainment

VALENCIA, Calif. - March 25, 2013 - -- A chance encounter between CEO & President of the B4MC Group Vanessa Braxton and President of Dream Factory Entertainment Robert Dudelson led to Black Momma Vodka's on-screen debut in the

March 25, 2013 @ prlog.org



Walmart
HOOTERS
LA|FITNESS

Black Momma Vodka Replaces Ciroc As Power 106 FM's Cali Christmas Sponsor

Black Momma Vodka, a division of the B4MC Group, is the newest sponsor for Power 106 FM's Cali Christmas Concert.

December 11, 2012 @ newswire.com

The Starbucks of Tea


BLACK MOMMA TEA & CAFE
MENU
MENU
MENU

Starbucks is a great purveyor of coffee, but no one is the great purveyor of tea. Black Momma Tea & Cafe wants to be that purveyor. We want the Black Momma brands to have a physical extension of our online success, just like Amazon started online and is now building stores.

We are starting to build our brick-and-mortar locations in New York and New Jersey, and want to start franchising after they're completed. Each cafe is meant to have a liquor license, so we won't just be serving tea.

Two Upcoming Locations

NY Location #1


BLACK MOMMA TEA
&
CAFE

One site is in a nice affluent community that already has a Starbucks down the block and a Dunkin Donuts on the same side of the street in the opposite direction. There are three high schools right nearby, plus a library, bowling alley, salon, car wash, and a variety of small businesses within this busy area. This site used to be an old Taco Bell, and we're going to acquire the building, demolish it, and construct a new building with a drive thru pole.

NY Location #2


BLACK MOMMA TEA
&
CAFE

The second location is within 12 miles of the first location. Black Momma Tea and Cafe will be in a 3,500 square foot leased space in a strip mall across the street from a university that has 9,200 students. It is also close to countless superstores including Home Depot, Target, Costco, as well as an amusement park and an airport.

Location 2 Description and Demographics


East Northport Public Library
East Northport Middle School
338 Larkfield Road
Location #1
Greenlawn
Elwood
Commack


Old Bethpage Solid Waste Disposal Complex
SUNY Farmingdale State College
Farmingdale State College
2263 Broadhollow Road
Location #2
Pinelawn Memorial Park and Garden Mausoleums
MTA Station
Farmingdale
St. Charles/ Resurrection Cemeteries
Republic Airport

This potential lease is located on a section of Route 110 where the traffic exceeds 69,000 vehicles per day. The average household income within 5 miles of the property is over $120,000, and the surrounding population within 5 miles of the property is over 310,000 people. The property is located a few doors down from Adventureland Amusement Park and across the road from Farmingdale State College, a school with an enrollment of over 9,200 students, 600 of them being residents. The property is situated 2.5 miles South from the Long Island Expressway and 2.5 miles North from the Republic Airport. The immediate surrounding area is the primarily retail with area tenants such as Costco, BJ's Wholesale, Wal-Mart, Wendy's, Chipotle, Hooters, Houlihans, Chili's, Starbucks Coffee, United Artists Theatres, Home Depot, Lowe's, Staples, Stew Leonard's, TD Bank, Target, and more.

What You'll Find in Black Momma's Tea Cafes

BMTCs will serve tea, beverages, and other products made with Black Momma's ingredients, including Rumchata, chai tea zucchini bread, Hibiscus muffins, vegan organic donuts, and chocolate truffles infused with Black Momma vodka. Vanessa has already commissioned local shops to produce products for the BM Tea Cafe.


Donuts made with BM Agave


Made with BM Agave


BM Silk Tea Bags


Corn Krush Dessert


Chai Tea Cookies


Hibiscus Muffin


3 SOME
Chocolates

BM Sour Sop & 3 Some chocolates

Vanessa is Also Bringing her Popular Products to the Storefronts

Vanessa has a successful e-commerce business selling vodka, teas, and agave on her website, Amazon, eBay, Overstock, Etsy, Walmart, Rakuten, and others. Her products currently have 26,000 customers and totaled $2.5 million in online sales last year. In addition to supplying the new cafes with her existing manufacturing business using cost plus pricing, Vanessa will also be transferring the e-commerce business over to the Black Momma Tea Cafe business.

Vodka



Agave & Syrups



Loose Leaf Teas



Find her products on Amazon in the US, UK, and Hong Kong, and on eBay, Overstock, Etsy, Thrive, Tanga, Walmart, Buy Black, Rakuten, General Services Administration (GSA), and many others. Find Vanessa's products on the Home Shopping Network soon!

Celebrities Love Black Momma products, including



Celebrity Chef Curtis Stone



Amy Adams



Vince Brown, SD Chargers



Jada Pinkett Smith


VANESSA BRAXTON & DENNIS HAYSBERT

Dennis Haysbert


TRINA, TONI, & VANESSA BRAXTON

Trina and Toni Braxton



Shanice Wilson


ALFONSO RIBEIRO & VANESSA BRAXTON

Alfonso Ribeiro



Mike Tyson



Braxton Family


VANESSA BRAXTON & VINCE NEIL OF MOTLEY CRUE

Vince Neil



Steve Bellone honors BM Vodka

Who is Vanessa Braxton?



Vanessa is a retired Structural Engineer who has 20 years of experience in construction and engineering. She used to manage $350 million annual budgets for construction contracts and projects.

Vanessa built her first franchise Burger King 22 years ago, then a Red's restaurant in Manhattan, and also built her own small business that was later acquired.

Black Momma Liquor started as a dream to leave behind a legacy for her kids. The tea transition stemmed from her desire to eliminate chemical additives in her vodkas -- she then sourced tons of tea and decided to sell the rest. Vanessa opened up a crowdfunding campaign after numerous Black Momma fans inquired about investing in their favorite products.

Vanessa still rolls up her sleeves and gets her hand dirty at her manufacturing facility.







Founder



Vanessa Braxton
CEO & President

AND THE REST OF THE TEAM



Darryl McCoy II
VP of Advertising & Marketing Technologies



Sheila Copeland
VP of Government And Licensing Organization



George Toolie
VP of National Sales & Marketing Rep



Dave Campfield
Director & Producer Commercial Media



Josephine Iannece
Executive Marketing Sales & Customization

Raised $346,330 From 366 Investors

$346,330

In Progress



Evan Jefferson

Certified Financial Educator



Nikcole Cunningham

I'm a strong and independent black woman who's a mother, wife and leader. I enjoying being of service to others and building wealth with people; especially Black People!



Shaun C



Myra Key

Financial Literacy Educator & Advocate



Karen X Clark



Jennifer McCall

Happy couple

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Interview

Wefunder interviewed Vanessa Braxton on October 5, 2017.

– COLLAPSE ALL

WF: What does Black Momma Tea and Cafe do?

BRAXTON: Black Momma Tea and Cafe is essentially the Starbucks of the tea industry. Starbucks is pretty good at sourcing coffee. Similarly, we are purveyors of tea. We source tea from different plantations and co-ops throughout the world and import it to the US. We're also the manufacturer and the distributor. So why not expand into the retail and control the entire chain so there is no middleman! We are changing the market in terms of how people enjoy tea. We already manufacture Black Momma Vodka, Chai Tea Vodka, Green Tea Vodka, Black Momma Cinnamon Agave, and Hibiscus Agave. We make our own biodegradable tea bags, and we have a patented product that's a biodegradable Nespresso compatible pod. We source Organic and Gluten-Free products, we are Kosher-certified and Non-GMO.

WF: You have a lot of brands within the bigger brand. Are you raising money for the bigger brand or are you raising money for the teas?

BRAXTON:

We're raising money so that Black Momma Tea & Cafe will have a physical location which is the extension of the bigger brand. Just like how Amazon started online and now their building stores. We're going to have our own brick & mortar stores carrying our products that we first starting selling online. We already have 27,000 customers buying our brands online.

We're not reinventing the wheel, but each cafe is meant to have a liquor license so we won't just be serving tea. We're also going to serve Black Momma's Agave. It's a complete experience with Black Momma Tea and Cafe, and we're seeking funding to build two individual flagship stores. Each location will have a meeting space allowing customers to have private meetings for business and community use. In addition, we are selling food & beverages from local vendors and small manufacturers. Essentially, collaborating will create more manufacturing and more jobs. As Black Momma Tea & Cafe grow and expand, so will these small businesses. We will grow together!

WF: What are your plans to go beyond these first two physical stores? ^

BRAXTON: We're definitely going to franchise the stores once we build the first two brick-and-mortar locations. We have 156 requests from individuals interested in becoming a Franchisee and those requests came from our existing 27,000 + customers. Black Momma Tea & Cafe can currently franchise is in 31 States. We are currently moving forward in registering our Franchise Disclosure Documents in the remaining states which requires registration in the US. In addition, we plan to build additional corporate stores around the US and in the UK. Future outlook locations of our corporate stores in New Jersey, Georgia, Florida, Louisiana, Mississippi, California, Texas, and Oregon. These locations will fortify a standard with our franchisees so they will also have a place to see the working model and for training purposes.

WF: What will it cost to launch the first two stores? ^

BRAXTON: I'm a retired structural engineer, so I know construction very well. Each location will probably be a build-out between $450,000. and $550,000 for the standalone building with a drive-thru. The second location build out for the inline 3500 sq. ft space will be approximately $295,000. We want minimal debt that can bring something back in terms of shareholders value or profitability.

WF: What are your current online sales figures? ^

BRAXTON: Black Momma Tea & Cafe is a startup. We intend to move our online and channel sales of $2.5 million to the BMTC company. This will generate additional revenue and awareness of Black Momma Tea and Cafe stores.

WF: What's new about what you're making? How is it different? ^

BRAXTON: We're different because if you tear open a tea bag right now, you're going to get dust. Those are not tea leaves, that's the dust and leftovers of the actual tea leaves. It's called fanning. People want full tea leaves, but you're not able to get that with the existing tea bags in your average supermarket. In addition, those tea bags have chlorine and chemicals that you are literally dipping into your water. With Black Momma Teas, you're getting the full tea leaves and antioxidants. Also, our tea bags are bio-degradable, non-GMO, and made with plant-based materials. That's the future of the market! People are getting healthier and concerned about what they're putting in their bodies. All of our products are along that same line with that mission.

We're creating a national brand that doesn't already exist as a chain or franchise. Starbucks has over 27,000 stores worldwide. The business model works, but we can do it better with teas. We have tea blends created within our own manufacturing facility and make everything for the tea lover. Most people will only drink one cup of coffee, but they will drink tea all day long.

We offer Boba Tea, Sweet Tea, SmoothTeas (TM), Tea Pops (TM), Chai Tea Cookies, Black Momma Agave, Black Momma Chai Tea Vodka, Black Momma Green Tea Vodka, Black Momma Pomegranate Tea Vodka, Black Momma Peach Tea Vodka, and Black Momma Sour Sop Tea Vodka. We manufacture with an exclusive patented material of our own bio-degradable non-GMO tea bags, which hold whole tea leaves, eliminating the use of a tea steeper. In addition, there will be food and pastries sourced from local and approved vendors.

WF: What were your strategies for making your vodka business succeed? ^

BRAXTON: Engaging directly with the customers at a tasting, international distribution, and having distribution with one of the largest distributors out there, Southern Wines and Spirits. I received a grant from the US government to represent the U.S. at the Hong Kong Wine & Spirits Festival. This exposure allowed other countries to taste Black Momma Vodka and the opportunity to export to their countries. I've been doing a lot of international work. I have a representative in France and Hong Kong. I'm in several restaurants in throughout the U.S. -- Albertson's and the State of Virginia were my first clients, and it expanded from there. We use tea leaves to manufacture our Chai Tea Vodka, Green Tea Vodka, Peach Tea Vodka, and Pomegranate Tea Vodka. This eliminated the use of chemicals and acids which are found in other brands.

People don't understand that when people talk about "natural flavors," those are chemicals. I was going to do a peach vodka or peach spirit and during the testing, I accidentally dripped the flavoring liquid on my paper and it burned a hole through it! That's when I decided that there has to be a different way other than using synthetic flavoring. If I can't drink it, I won't sell it! My motto is, "Made by a woman, for women, but still strong enough for any man." I cater to a lot of women, because as we get older, our body changes. I like to drink. I'd like to continue to drink, but women are very different from men. Women also now have more discretionary income. They have the largest purchasing power. I know because as a mom and a wife, I do all of the purchasing in my household. I always had adverse issues with drinking particular liquor, and now I know why. It was because of the chemicals. You can look at a particular brand. I don't want to name the brand, but everybody knows they have propylene glycol in the product. That's antifreeze. You don't need to have products that have chemicals in them, especially with our alcohol. Alcohol is already a chemical on its own. It does enough harm if you drink too much of it, but when you have organic and it's infused and you don't have added chemicals and added acids, you get a better effect so you won't have the hangovers.

We're not drinking our parent's liquor anymore. This new generation is careful about what they're putting into their bodies because they want to have a long, healthy life and still have a good time. I stress that people should know what they're drinking. Find out if there are chemicals in it and find out if it's made with natural ingredients.

WF: What made you want to pivot from vodka to tea? ^

BRAXTON: When I decided that I wasn't going to use chemicals in my products, I started testing my favorite tea. Tea is a natural brewing agent and it has antioxidants in it, so I thought why not infuse what you're making, the vodka, with the tea. I started infusing natural tea leaves, and I was buying so many kilos of tea from the plantation that I had all of this leftover tea. What do I do? I decided to sell the tea. So now I have Black Momma Tea. The customers loved the tea. So I started researching and working with the plantation, learning about all these different tea blends. I sold a lot of green tea and pomegranate tea in California.

From that, I was going to make a Black Momma Syrup Mixer. I hired a company to be my co-packer because I didn't have my facility yet. I wanted to make something as an ancillary product so if people are buying the vodka they can also get my mix syrup. Then I found out that the mix syrups had a lot of chemicals in them. I started experimenting to make my own Black Momma Syrup Mixer. I had a small fire, and Voila! I developed Black Momma Flavored Agave by accident!

WF: Who are your competitors? How are you different? ^

BRAXTON: Starbucks and smaller tea shops. What makes us different is that we manufacture our own proprietary products. We purchase from gardens directly so there's no middle man. We, cut sift, blend and manufacture our own non-GMO tea bags, which are exclusive and patented. We also manufacture our flavored agave as well as our own tea vodka (our secret blend). In addition, we are organic, kosher, vegan and gluten-free with the majority of our products. Also, we will source products and services with local and small businesses. We are implementing meeting spaces in our stores for community and business use.

WF: How do you acquire customers? ^

BRAXTON: We currently have an existing customer base that already purchases the brand. The physical location and the potential franchises will give greater visibility to the brand. We will use social media campaigns, direct customers engagement via email and through our website, hold specific events within the community, send direct mailers within the vicinity, local radio and local TV networks, and most importantly, use our existing customers as brand ambassadors and affiliates.

WF: How will you make money?

BRAXTON: We will generate revenue via the sale of our products served and for resale within the corporate stores. In addition, we will franchise to create more jobs and new small businesses which will expand the need for more small manufacturers in the US. Franchises are available thus far in the following States: Alabama, Alaska, Arizona, Arkansas, Colorado, Delaware, District of Columbia (DC), Florida, Georgia, Idaho, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Vermont, W. Virginia, and Wyoming. It's the intent of each franchise location to possess a liquor license depending on the state and location. In addition, we have applied to incorporate Amazon Lockers at each location with the intent to sell advertising space on the facades of the Lockers. Therefore, upon completion of our buildout, we will generate revenue immediately.

WF: What are your sales numbers over the last year?

BRAXTON: It's better than I expected. I didn't even launch the Agave until March. Every time I turned around someone asked me for the Agave. We put it on Amazon and now I'm selling it wholesale. It's very popular online and in supermarkets. One of our wholesale customers has several locations where they make vegan donuts and they order cases every week. There's vendor in Kansas City who buys my Chai Tea and my Agave to make Chai Tea cookies and Chai Tea zucchini bread.

WF: What are your profit margins?

BRAXTON: The margins are there when you're the manufacturer and distributor. It is a beautiful thing. That's why I see the success in Black Momma Tea and Cafes. We are exploring the opportunity for our potential Franchisees to have their own wholesale division. We sell to them at cost plus and they will sell wholesale; they can sell specific approved products to local small businesses and restaurants within a certain radius.

WF: How did you come to start these businesses in the first place?

BRAXTON: I'm a retired structural civil engineer and construction manager for the government. I used to manage $350 million annually for construction contracts and projects. I was also elected as VP of Business Development for the Conference of Minority Transportation Officials for New York. I did 20 years of engineering and construction helping people and businesses get government contracts. I built a Burger King franchise 22 years ago as a woman-owned minority contractor. I was the first African American woman to build a Burger King in New York. In addition, I was the construction manager of Red's Restaurant in Manhattan. I've developed an extensive background not just in government, but also in construction and business.

The liquor company was started for the legacy of my children. When I started to see the market change, a lot of my customers kept asking if they could invest. I kept saying no! They loved the brand and wanted to be involved. Then it hit me, and that's when I started Black Momma Tea and Cafe in August 2017. I've already started the architectural floor plans with the conceptual design. The vision is already there, I can see it! Now it's all coming to fruition with our customers and investors taking this entrepreneur journey with us to the next level.

WF: Why did you choose the liquor business after you retired as an engineer?

BRAXTON: My grandmother used to make wine in her kitchen, and when you are distilling and blending spirits, you always need an engineer. It's a science. You're putting formulas together. I've always wanted to have my own liquor and one that is better than something like Kettle One, which I used to be a loyalist of.

After I retired, we lived in California, which we loved because the liquor license laws are beautiful. California is definitely a state that helps businesses get off the ground with innovative ideas. The opportunity came about in church. My husband was in a men's group and he happened to ask one of the guys what he did for a living. He said he sells spirits and was trying to get a government contract. My husband suggested he talk to me because I was connected to the government. That's how the issue came up, and I started asking him questions. I ended up getting my license because I was already retired, then I decided to call a couple of people that I knew who could explain the process. I filled out the application, and I got my license within three months. It didn't take me long because I was already cleared in the government system. I knew someone who was having a hard time with the distillery they were starting, so I suggested we partner up. And voila.

You spend money, but then you make money. You also form great relationships with the people in other businesses. A lot of research has gone into it. I have a team, and I have other affiliates just as I've got salespeople who are passionate about it. I've always catered to women because I look at it as a woman just like myself. You won't see Black Momma Vodka in a club. I'm almost 50. I'm not going to be at the club shaking my booty. We're not in that space. We are the soccer moms and the young women who are the new professional women that come out of college and just want to drink high-quality liquor. We have discretionary income, so I'll be making another brand for those women 21 to 28. That's the college crowd. That'll be like Vodka 101 or something to that effect. The pricing for Black Momma Vodka is $33 per bottle. Keeping that high-end niche is key because it's not for everybody. Now everyone is starting to look at the different niches. Everybody's thinking about their health. There are more people with autoimmune disease or who want more gluten-free food and drinks. People don't want sugar and they sure don't want chemicals.

WF: Tell us more about your branding and your motto?

BRAXTON:

My motto is "Made by a Woman for Women and strong enough for any Man" Black Momma Vodka and Brands. People always ask, 'Why the name?' Well, I'm Black, I'm the Momma, and I make the vodka It's as simple as that! As far as the logo, we were actually drinking vodka when we came up with that!! I look at it in terms of black being positive, especially in finances. Do you want your money in the red or do you want it in the black? Black of course. Black Momma is a positive momma for all of the women out there. These are women who have money to spend on something they want catered to them. That's why the logo is an upside down heart with the words upside down. You can turn it right-side up and we have a hidden message within the logo. People try so hard to figure it out, they end up purchasing the bottle. I love what I'm doing and that's the key. I receive great responses from my customers. I listen to my customers, they are the most important people in the world to this brand. We keep engagement with our customers, they always come back. We stay loyal to them, and they stay loyal to us. I'm passionate about what I'm doing, and these people who are my customers are passionate about it too. It stimulates the brand! if something doesn't fall within the guidelines of what I'm passionate about and it's not good for my customers, then it's not good for Black Momma Tea and Cafe.

WF: What's your timeline for the new stores?

BRAXTON: In my head, I've already gone and shot the video for the first location! We've got traffic analysis for the two locations. Once we receive the targeted funding goals, we're going to begin construction immediately within the next 3-6 months. The reason why I picked these two locations because it's in the town where I already have a facility, so I'm familiar with the permits and construction process. I know construction! So building this will be second nature to me. We are transferring our existing website to Black Momma Tea and Cafe so people can follow the process and see what's going on. We are going to put a link on there for anybody that wants to taste any of the products, so they'll know what will be inside of Black Momma Teas and Cafe. In addition, we are sourcing local vendors and small unique brands to collaborate. There are some amazing U.S. small businesses making amazing healthy products. I want to feature them and give them a chance to grow and expand with us.

WF: What made you want to try equity crowdfunding? ^

BRAXTON: The appeal is based on having our customers becoming early stage investors on the ground floor of something that I intend to have around for a very long time. It allows investors to get involved who wouldn't have any other way. That's the beauty of equity crowdfunding. Why not allow our customers the opportunity to get involved with the American dream and grow & expand with us. They're already buying Black Momma products!

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Andrew Bushnell Dec 6

"Black Momma Teas and Cafe will sell affiliated brands owned by B4MC Group like vodka, agave and tea at a discounted price. Vanessa Braxton is a principle shareholder in both entities and will benefit from the relationship." This seems like a pretty big conflict of interest since it seems like this offering does not include the opportunity to invest in B4MC Group and after reading the Form C this is a very high valuation for a completely unproven and very risky spin off concept (15m for a company with 0 revenue). It seems like this is just a franchise business that will funnel profits to B4MC Group and away from these investors. Why not offer interest in B4MC Group as a whole? Where did you come up with that valuation? Is there anything other than "trust me" that we have to go off of for the cheap (possibly even at cost or at a loss, there is nothing we could do to stop it) selling of products to your other businesses?



Vanessa Braxton CEO & President FOUNDER Dec 8

A conflict of interest, not at all! That's your thinking. We don't think like that at all Andrew. There's a bigger picture here! And No we do not intend to funnel profits to B4MC Group, if that was the case why would we relinquish our website and online channel sales to BMTC. In the profile, you will see B4MC Group is only receiving cost plus which is well below Industry standards. We bring an existing loyal customer base of 27k+, an existing established website, government and channel sales that holds a lot of value. In addition, we intend to purchase the real estate for the standalone drive-thru which will bring real estate value to the company books.
Why not offer interest in B4MC Group as a whole?
Why should I because you say so, B4MC Group is an African American Women-Owned company that was started for the Legacy of my family. It was never intended to go public, Base upon my existing customers request to invest in ME because I created a valuable brand within a niche. I started Black Momma Tea and Cafe so my customers and everyone can benefit from the ground level. With the current environment we are living in people need jobs and to take their businesses to another level. Not everyone is fortunate to have the disposable income to invest like you!
So it made sense to start BMTC and get us involved with the mission of supporting smaller brands that can scale when we grow. In addition, I'm reciprocating to some of the customers we do business with. We source and collaborate with African American owned, Women-owned, Veteran Owned and Small businesses to make a change. That's why Obama signed into Law the JOBs Act which stands for Jump-Start Our Business Start-Ups, to give us small guys the chance.
First of all, I have 27k existing customers who trusted and purchased Black Momma Brands ..who love the products and trust how we have treated them over the years. In addition, Do you understand if there was not B4MC Group/Black Momma Vodka Brands ..there would not be a Black Momma Tea & Cafe? Hence the name. Black Momma Tea & Cafe evolved out of the request of my customers wanting to be involved with the brands I already created, so why not create something for us all to be a part of together,

investing together, create jobs, more small businesses and small manufacturers. There are Apple products in Apple stores but we are going to disrupting the industry! Like I mentioned before why don't you purchase the product before you invest and then you can relate to what our 27k loyal customers believe in. May I suggest Black Momma Vodka First

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Andrew Bushnell Dec 6

"The Starbucks of the Tea Industry!" is quite the claim, since Starbucks sells tea, isn't Starbucks already Starbucks of tea? Do you plan to also sell food/coffee at the cafes? Are you sure that you are picking locations that will get the foot traffic and drive in/thru traffic needed and not just the locations that are easy? (Starbucks had a problem when it stoped carefully choosing locations and had to close a lot of them). Why are franchises not available in every state? (is this just a question of state laws? will this change going forward?) Can you be more specific about your profit margins than "The Margins are there"? Thanks for answering in advance, sorry for such a messy bunch of questions.



Vanessa Braxton CEO & President FOUNDER Dec 7

Hello Andrew Bushnell,
Starbuck is Starbucks Coffee not Starbucks of Tea... They sell some teas but their core is Coffee, that's why Its called Starbucks Coffee Company. Yes, we plan to sell food, pastries, desserts and 1 particular coffee that we partnered with a Co-op Farmer in South Africa. Majority of our products are organic, gluten-free, vegan, low glycemic and kosher. That is what differentiates BMTC from the rest. If you look at the profile you will view sample products from other vendors we currently do business with. These vendors use our products as ingredients, so it makes sense to include these vendors in BMTC, it's called reciprocating. We are sourcing from Women-owned, Veteran-owned, Minority-owned and Small Local business. Did you see the picture of the donuts in the profile? Those are vegan donuts and made with Black Momma Agave. That's our mission as well as bringing jobs and helping small businesses grow with us. If we are sure of picking the locations? if you look at the demographics in the profile, its clear of the traffic and community info as well as the surrounding well-known commercial businesses and college campus, that is what brings traffic. Starbuck method of choosing a location is their business and we are not by the same method. We listened to the community as well as our 27k plus loyal customers. Why are franchises not available in each state? It takes time for approvals with each state. It is our best intention moving forward to have approvals in every state and in states customers have interest in Franchising. Margins are within Industry standards of the Specialty Food & Beverage Industry of Organic, Vegan, Kosher, No Chemicals, No Acids, No Artificial Flavoring, and Bio-degradable. Maybe you should order our products before you invest and then you can relate to what our loyal 27K + customers feel.

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RISKS

1 *An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the other information included in this offering circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.*

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Black Momma Tea & Cafe, Inc is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$500 min INVEST

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Vice President of Advertising and Marketing Technologies
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Vice President of Advertising and Marketing Technologies
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FEATURED NEW PRODUCT
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(Mint, Cinnamon, & Hibiscus 17oz ea.)
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SERVING BLACK MOMMA
TEA AND CAFE PRODUCTS
BM
We Proudly Brew
STARBUCKS COFFEE
STARBUCKS COFFEE
WE PROUDLY SERVE

BM

TEA TIME


51%

on any given day, **51%** of Americans are drinking tea.



85% of tea consumed in America is iced.

85% of tea in America is black tea, **14%** is green tea, and **1%** is white or oolong tea.


14%
85%


Iced Tea

65%
tea bags

25%
ready-to-drink and iced tea mix

10%
instant and loose leaf



tea comes in 6 main varieties:

GREEN | WHITE | YELLOW | OOLONG | RED | BLACK

all come from the same plant, the *camellia sinensis*.
the main difference is how the leaves are processed.

TEA IS PRAISED FOR ITS HEALTH BENEFITS, INCLUDING:

- calorie burning
- rich in antioxidants, vitamins & minerals
- regulates cholesterol
- fights cancer & heart disease
- boosts immune system
- suppresses appetite & inhibits body fat
- fights bacteria & viruses
- strengthens bones

INFOGRAPHED BY :GARETH BOTHA

VERSUS

Tea	Coffee
15 - 70 mg caffeine per cup	80 - 185 mg caffeine per cup
slows onset of type 1 diabetes	lowers risk of type 2 diabetes
protects the heart	protects the liver
improves weight loss	improves short term memory